UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

Adicet Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, Floor 6 Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 503-9095

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On September 13, 2021, Adicet Bio, Inc. (the “Adicet”) issued a press release titled “Twist Bioscience Collaborates with Adicet Bio to Accelerate Discovery of Gamma Delta T Cell Cancer Therapeutics,” a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On September 13, 2021, Adicet and Twist Bioscience Corporation (“Twist”) issued a joint press release announcing a collaboration to accelerate the discovery of gamma delta T cell therapies against five undisclosed targets. The companies will work together to engineer immune cells with fully human chimeric antigen receptors (“CARs”) and T-cell receptors (TCRs) directed to disease-specific cell surface antigens. This precise and targeted engagement is designed to provide a superior potential to facilitate recognition and killing of tumor cells.

Under the terms of the collaboration, Twist will leverage its proprietary single chain fragment variable (scFv) and VHH (nanobody) technologies from its Library of Libraries to discover unique target-specific binders. These targeting technologies will enable the Adicet’s engineering and discovery of unique CARs used in the generation of novel gamma delta CAR T cell products. Twist will receive an upfront technology license fee for each program as well as clinical and regulatory milestones and royalties for any product resulting from the selected targets.

The disclosure under this Item 8.01 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to business and operations of Adicet including, but not limited to, express or implied statements regarding the potential benefits resulting from the collaboration with Twist to Adicet’s business or strategy, including Adicet’s ability to rapidly identify and optimize unique antibodies and related target-engagement technologies to facilitate Adicet’s CAR pipeline, the payment of upfront license fees and potential milestone and royalty payments under the collaboration, the expected potential therapeutic effects of Adicet’s product candidates, and expectations regarding the timing and success of preclinical and clinical development of Adicet’s product candidates, including in connection with the collaboration. Any forward-looking statements in the disclosure under this Item 8.01 are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including without limitation, the effect of COVID-19 on Adicet’s business and financial results, including with respect to disruptions to its clinical trials and business operations; future clinical studies may fail to demonstrate adequate safety and efficacy of Adicet’s product candidates, which would prevent, delay, or limit the scope of regulatory approval and commercialization; regulatory approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time-consuming, and inherently unpredictable; as well as those risks and uncertainties set forth in Adicet’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC). For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Adicet’s most recent annual report on Form 10-K and periodic reports on Form 10-Q and Form 8-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the SEC. All disclosure under this Item 8.01 is as of the date of this Form 8-K, and Adicet undertakes no duty to update this information unless required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release issued by Adicet Bio, Inc. on September 13, 2021, furnished herewith.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADICET BIO, INC.

Date: September 13, 2021	By:	/s/ Chen Schor
	Name:	Chen Schor
	Title:	President and Chief Executive Officer